Exhibit 99.1

FOR DISTRIBUTION ON

JULY 16, 2013

Robert Jordheim

EVP and Chief Financial Officer

RTI Surgical Inc.

(386) 418-8888

Wendy Crites Wacker, APR

Executive Director, Global Corporate and Marketing Communications

RTI Surgical Inc.

(386) 418-8888

RTI Biologics® Completes Acquisition of Pioneer® Surgical Technology

Combined Company Name Is RTI Surgical Inc.

ALACHUA, Fla. (July 16, 2013) — RTI Biologics Inc. (RTI) (Nasdaq: RTIX), a leading provider of orthopedic and other biologic implants, announced today that it has completed the acquisition of Pioneer® Surgical Technology (Pioneer).

RTI previously announced plans to acquire all of the outstanding stock of Pioneer for $130 million in cash on June 12, 2013.

The transaction was funded through a combination of cash on hand, a 5-year $80 million senior secured credit facility, which includes a $60 million term loan and a $20 million revolving credit facility, from TD Bank, N.A., TD Securities “USA” LLC, and Regions Bank, and a $50 million concurrent private placement of convertible preferred equity from Water Street Healthcare Partners (Water Street), a strategic private equity firm focused exclusively on the health care industry.

Effective immediately, the new name of the company is RTI Surgical Inc. The company’s worldwide headquarters will remain in Alachua, Fla. and the stock will continue to trade on the Nasdaq Global Market under the symbol RTIX.

As part of the transaction, RTI has appointed two representatives from Water Street to serve on its board of directors. Curt Selquist, an operating partner with more than 35 years of health care experience, will serve as a director. Prior to Water Street, Selquist was company group chairman of Johnson & Johnson Medical and Johnson & Johnson Healthcare Systems. Joining Selquist on the board is Ned Villers, a partner with Water Street who has invested in companies specializing in medical products and health care services since 1999.

“The acquisition of Pioneer supports RTI’s strategic initiatives to expand our current implant portfolio into metals and synthetics, grow direct distribution and increase our global footprint,” said Brian K. Hutchison, president and CEO of RTI Surgical. “RTI Surgical is now positioned for growth as a global surgical implant company providing orthopedic and biologic implant solutions for surgeons and patients around the world. We are excited about the many opportunities this acquisition brings to the company.”

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to advancing science, safety and innovation, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in more than 47 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of Advamed. For more information, please visit http://www.rtix.com/.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). In addition, these statements are subject to risks associated with the Pioneer’s financial condition, business and operations and the integration of Pioneer’s business with ours. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

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